SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: June 20, 2003

TOWER AUTOMOTIVE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-12733 (Commission File Number)	41-1746238 (IRS Employer Identification no.)

5211 Cascade Road, SE Suite 300 Grand Rapids, Michigan (Address of principal executive office)		49546 (Zip Code)

Registrant's telephone number,
including area code: (616) 802-1600

Item 9.	Regulation FD Disclosure.

        On June 20, 2003, Tower Automotive, Inc. issued an announcement to all of its colleagues with respect to changes among its executive leadership team. A copy of this announcement is attached as Exhibit 99.1.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 20, 2003	TOWER AUTOMOTIVE, INC.
(Registrant)
	By:	/s/ Ernest T. Thomas Ernest T. Thomas
Chief Financial Officer and Treasurer (Principal Accounting and Financial Officer)

EXHIBIT INDEX

99.1	Colleague announcement dated June 20, 2003 with respect to changes among its executive leadership team.

EXHIBIT 99.1

BULLETIN

Enterprise Leadership Team Assignment Changes

The following changes will take place immediately as we move from five Regions/Product Groups to four.

Tom Pitser, currently leader of the Europe Region, will be returning to the U.S. to lead the Body & Suspension Structures product group. Tom will be based in Rochester Hills, Michigan.

Antonio Zarate, currently the leader of the Mexico and South America Region, will be moving to Europe to assume responsibility for Europe, and will retain responsibility for Tower Automotive Brazil. Antonio will be based in Strasbourg, France.

Jim Arnold, currently the leader of Lower Vehicle Structures & Modules in the U.S. and Canada will now have the additional responsibility for our interests in Mexico and will continue to be based in Novi, Michigan.

Jeff Wilson has chosen to leave the company after five years of contributing in ways that have been both significant and appreciated.

Please join me in congratulating and supporting Antonio, Jim, and Tom as they take on these new leadership roles and responsibilities.

Dug Campbell

June 20, 2003